UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 28, 2004

                         American Financial Realty Trust
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               (Exact Name of Registrant as Specified in Charter)

         Maryland                      1-31678                   02-0604479
      ---------------              ----------------          -------------------
      (State or Other              (Commission File             (IRS Employer
      Jurisdiction of                   Number)              Identification No.)
      Incorporation)

          1725 The Fairway
           Jenkintown, PA                                          19046
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(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (215) 887-2280

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Item 9. Regulation FD Disclosure.

      On June 28, 2004, American Financial Realty Trust issued a press release announcing the completion of a previously announced acquisition of 215 Fremont Street, a 373,500 square foot Class "A" office building in San Francisco that is 100% leased for 20 years on a "bond net" basis by Charles Schwab & Co., Inc. The property was acquired for a purchase price of $135.7 million, and Schwab's annual rental payment for the property will be approximately $10.8 million. This annual rental rate represents a capitalization rate of 7.93% on the purchase price, an increase of 25 basis points from when the purchase of this property was originally negotiated.

      American Financial also announced that it agreed to sublease from Schwab approximately 288,000 square feet of vacant space in a Class "A" office building in Jersey City, New Jersey, and to assume certain management functions over an additional 306,000 square feet of space in the same building that is also leased to Schwab but has been previously subleased by Schwab to third party tenants. In the event that any of the existing subtenants default on their leases (and the space thereafter becomes available), or existing subtenants fail to renew their leases upon expiration, American Financial has agreed to sublease this additional space from Schwab. American Financial's rent for the 276,000 square feet of space that it will initially sublease from Schwab, as well as any additional space it subleases, will be equal to the amount Schwab pays for such space to the ultimate owner of the property. All of American Financial's subleases with Schwab will terminate in October 2017, the same date that Schwab's leases with the ultimate owner terminate. In exchange for the agreements described above, Schwab has agreed to pay American Financial a sublease management and standby subtenant fee of approximately $11.5 million, payable over the next 18 months, including a payment of $4.0 million upon closing of the transaction. Additionally, Schwab will provide a rent credit, totaling approximately $40.0 million, against American Financial's initial sublease obligations. The rent credit, which will be applied to American Financial's sublease rent in installments through December 2007, reflects approximately 27.1% of American Financial's anticipated total rental obligation with respect to the initial 288,000 square feet of space it is subleasing. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

      The information contained in Item 9 under this Current Report on Form 8-K is furnished and shall not be deemed "filed" for the purposes of, or otherwise subject to, the liabilities under Section 18 of the Securities Exchange Act of 1934. The information contained in Item 9 under this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Registrant under the Securities Act of 1933.

      This document contains forward-looking statements regarding the anticipated revenues and yields relating to these portfolio acquisitions and the occurrence of transaction closings. You may identify some of these forward-looking statements by the use of the words such as "anticipate" and "expect." The forward-looking statements in this document may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, unless required by law, we do not intend to update publicly any forward-looking statements. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 AMERICAN FINANCIAL REALTY TRUST

                                                 By: /s/ Edward J. Matey Jr.
                                                     ---------------------------
                                                     Edward J. Matey Jr.
                                                     Senior Vice President and
                                                     General Counsel

Dated: June 28, 2004


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

                                  EXHIBIT INDEX

Exhibit Number    Exhibit Title
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99.1              Press release dated June 28, 2004 of American Financial Realty
                  Trust, furnished in accordance with Item 9 of this Current
                  Report on Form 8-K.